Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

Founded 1866

November 12, 2014

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-179542 (the “Registration Statement”), filed by Owens Corning, a Delaware corporation (the “Company”), and certain subsidiaries of the Company (the “Subsidiary Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, (i) the Company is issuing $400,000,000 aggregate principal amount of the Company’s 4.20% Notes due 2024 (the “Debt Securities”), and (ii) the Subsidiary Guarantors are issuing guarantees to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). The Securities are being issued under an Indenture, dated as of June 2, 2009 (the “Base Indenture”), by and among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of June 8, 2009 (the “First Supplemental Indenture”), by and among the Company, the subsidiary guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated as of May 26, 2010 (the “Second Supplemental Indenture”), by and among the Company, the subsidiary guarantors party thereto and the Trustee, the Third Supplemental Indenture, dated as of October 22, 2012 (the “Third Supplemental Indenture”), by and among the Company, the subsidiary guarantors party thereto and the Trustee and the Fourth Supplemental Indenture, dated as of November 12, 2014 (the “Fourth Supplemental Indenture,” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee. The Securities are to be sold by the Company pursuant to an underwriting agreement dated November 4, 2014 (the “Underwriting Agreement”) among the Company and the representatives of the several underwriters named in Schedule A to the Underwriting Agreement. We refer herein to the Subsidiary Guarantors listed on Annex A

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Owens Corning

November 12, 2014

hereto, each of which was formed or organized under the laws of the State of Delaware, as the “Specified Subsidiary Guarantors.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Indenture, the Underwriting Agreement, the Debt Securities in global form and the resolutions adopted by the board of directors of the Company and the board of directors, board of managers or managing partner of the Specified Subsidiary Guarantors, in each case relating to the Registration Statement, the Indenture, the Underwriting Agreement and the issuance of the Debt Securities by the Company and the issuance of the Guarantees by the Specified Subsidiary Guarantors. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and the Specified Subsidiary Guarantors and other documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company and the Specified Subsidiary Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities will constitute valid and binding obligations of the Company and the Guarantees set forth in the Indenture will constitute valid and binding obligations of the Subsidiary Guarantors, in each case, when the Debt Securities are duly executed by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and the Debt Securities are delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

Owens Corning

November 12, 2014

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has the right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to the Company or a Specified Subsidiary Guarantor and is expressly covered by our opinion set forth above; and provided further that we make no assumption in clause (iii) with respect to any Subsidiary Guarantor that is not a Specified Subsidiary Guarantor. We have also assumed that no event has occurred that would cause the release of the Guarantee by any Subsidiary Guarantor under the terms of the Indenture.

This opinion letter is limited to the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Partnership Act of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

ANNEX A

SPECIFIED SUBSIDIARY GUARANTORS

Engineered Pipe Systems, Inc

Eric Company

IPM Inc.

OC Canada Holdings General Partnership

OCCV1, Inc.

OCCV2, LLC

Owens Corning Composite Materials, LLC

Owens Corning Construction Services, LLC

OCV Intellectual Capital, LLC

Owens Corning Foam Insulation, LLC

Owens Corning Franchising, LLC

Owens-Corning Funding Corporation

Owens Corning HOMExperts, Inc.

Owens Corning HT, Inc.

Owens Corning Insulating Systems, LLC

Owens Corning Intellectual Capital, LLC

Owens Corning Roofing and Asphalt, LLC

Owens Corning Sales, LLC

Owens Corning Science and Technology, LLC

Owens Corning U.S. Holdings, LLC